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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.44

[AMERICAN EXPRESS LOGO]

                      AMENDED AND RESTATED PLEDGE AGREEMENT

                                                                AMERICAN EXPRESS
                                                              BANK INTERNATIONAL

I.    IDENTIFICATION

      Pledgor: TELCEL C.A.

      Borrower: BRIGHTSTAR CORP.
                             (if other than Pledgor)

      In this Amended and Restated Pledge Agreement (this "Pledge"), "we," "us" and "our" refer to "Pledgor", and "you" and "your" refer to American Express Bank International. You and we, by executing this Pledge, acknowledge and agree that (i) you and we have executed this Pledge on the date set forth immediately above our signatures below and this Pledge amends and restates in its entirety the General Pledge Agreement between you and us dated November 14, 2003 (the "Original Pledge"); (ii) this Pledge sets forth the entire understanding of the parties with respect to the subject matter hereof; and (iii) the Original Pledge is hereby superseded in all respects by this Pledge.

II.   PLEDGE OF PROPERTY

      As security for all obligations, in an aggregate amount not to exceed the Required Collateral Amount (as defined below), of (i) Borrower to you (whether now existing or hereafter arising, whether absolute or contingent, whether originally owed to you or acquired by you by assignment and however evidenced) under that certain Promissory Note issued by Borrower to you, dated June 3, 2004 (the "Secured Note") (but only on the terms and conditions of the Secured Note attached as Appendix A hereto, except to the extent approved in writing by us), and (ii) us to you under this Pledge ((i) and (ii), collectively, the "Secured Obligations"), we pledge and assign to you and grant to you a security interest in the Property (as defined in III. below).

      The "Required Collateral Amount" means, at any time within an Interest Period (as defined in the Secured Note), (i) $40,000,000 plus (ii) the aggregate amount of interest unpaid and payable at the end of such Interest Period (as defined in the Secured Note) minus (iii) any Property applied, disposed or retained by you from time to time under Article VI of this Pledge against, to or with respect to the principal amount of the Secured Note minus (iv) any principal amounts otherwise repaid or prepaid from time to time under the Secured Note. "UCC" means the Uniform Commercial Code as in effect in the State of Florida from time to time.

III.  PROPERTY COVERED BY THIS AGREEMENT

      1. The following property (the "Property") is covered by this Pledge (whether our interest in it now exists or is hereafter acquired):

            (a) Special account No. 103176 maintained by Pledgor with you (the "Collateral Account"), including without limitation, all securities (certificated and uncertificated) and security entitlements, credit balances, financial assets and other investment property, financial instruments, cash and cash equivalents and any other property credited to or on deposit in such account, all dividends, additions and rights connected with the foregoing, and all our rights with respect to the above; and

            (b) all proceeds of any of the foregoing, from time to time received, receivable, or otherwise distributed in respect of or in exchange therefor, at any time credited to or held in such account or otherwise, and all certificates therefor, interest thereon, renewals thereof and substitutions therefor;

            provided, however, that (i) the aggregate value of the Property, at any time, shall not exceed the Required Collateral Amount at such time and (ii) if at any time the aggregate value of the Property exceeds the Required Collateral Amount, upon our request, you will promptly transfer to us funds and/or other Property with a value up to such excess amount as instructed or directed by us in writing (including to accounts with you not subject to this Pledge), after which transfer such funds and/or Property shall be deemed forever released from the lien of this Pledge subject only to Section VII.3.

      2. We represent and warrant to you that, as of the date hereof: (a) we own the Property; (b) the Property is free of mortgage, pledge, lien, charge, encumbrance or security interest other than any such interest in your favor or for your benefit or in favor of or for the benefit of your affiliates; (c) if we are a corporation or other entity, we have authority and legal right to enter into this Pledge and to grant you a valid and perfected security interest in the Property; (d) we have received adequate consideration for executing, delivering and performing this Pledge and by doing so will not be rendered insolvent or left with insufficient capital to continue our business and will not have incurred debts beyond our ability to pay; and (e) the value of the Property as reflected in the account balance provided to us by you equals or exceeds the Required Collateral Amount as of the date hereof.

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      3.    This Pledge is not a guaranty, whether of payment or collection, of any obligation whatsoever of the Borrower. We will have no liability, personal or otherwise, to you for any amounts, regardless of whether such liability would arise under contract or by operation of law, other than our obligations arising from our representations, warranties and/or covenants set forth in this Pledge in respect of the Property. Under no circumstances will we be liable to you, in the aggregate over the life of this Pledge, for any amounts in excess of the Required Collateral Amount.

      4. Notwithstanding anything to the contrary in other agreements governing the Collateral Account, we and you agree that, unless and until the termination or release of this Pledge, all amounts credited to or deposited in the Collateral Account will be invested in one or more of the following investments, at the direction of
            Pledgor:

            (a)   Time deposits maintained with American Express Bank
                  International;

            (b) American Express Premium Deposits (issued by American Express International Trust Company) (except to the extent that legal or regulatory requirements may hereafter prohibit your maintaining the Loan secured by this type of investment at a 1:1 loan-to-value ratio);

            (c) IDS Certificates (except to the extent that legal or regulatory requirements may hereafter prohibit your maintaining the Loan secured by this type of investment at a 1:1 loan-to-value ratio); or

            (d)   U.S. Government Treasury Bills (up to 90 days in maturity).

      5. If at any time prior to the termination or release of this Pledge, the aggregate balance in the Collateral Account is less than the Required Collateral Amount and you have so notified us, we will, no later than 5 Business Days after the date on which you notified us of such shortfall, deposit in the Collateral Account the additional funds necessary to cause the aggregate balance in the Collateral Account to be equal to the Required Collateral Amount.

IV.   YOUR RESPONSIBILITY FOR THE PROPERTY

      1. Your sole responsibility for the Property shall be to use reasonable care in its custody if and while it is directly in your possession, and to act in accordance with applicable law and with any account agreements or other agreements between you and us in respect of accounts maintained by us with you or any of your affiliates.

      2. You are not responsible for monitoring financial matters or taking action in response to events that may affect the Property, such as maturity dates, calls, conversions, exchanges, offers, tenders or market fluctuations. You are also not required to notify us of these financial matters or events, except that you will promptly notify the Borrower in writing of any expected or actual increase in, or shortfall in respect of, the Required Collateral Amount after the date of this Pledge.

      3. In the absence of an "event of default" (as defined in Section VI.1 below), you will honor and effect any request we make or instruction or direction we issue in writing concerning the use, investment, disposition, transfer or withdrawal of Property, so long as you reasonably believe that implementing such request, instruction or direction (i) will not result in the current aggregate balance in the Collateral Account becoming less than the Required Collateral Amount and (ii) will allow enough time for you to take appropriate action.

      4. You hereby represent and agree (in your capacity as securities intermediary in respect of the Collateral Account) that (i) you are the "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) in respect of the Collateral Account; (ii) you are not a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC); (iii) the Collateral Account is a "securities account" (as defined in Section 8-501(b) of the UCC); (iv) you will treat any and all cash, "instruments" (as defined in Section 9-105(1)(i) of the UCC), "securities" (as defined in Section 8-102(a)(15) of the UCC), "security entitlements" (as defined in Section 8-102(a)(17) of the UCC) and other assets and property credited from time to time to the Collateral Account (including without limitation any time deposits, other deposits, U.S. Treasury bills, credit balances and cash amounts) as "financial assets" (as defined in Section 8-102(a)(9) of the UCC); (v) no "financial asset" (as defined in Section 8-102(a)(9) of the UCC) credited to the Collateral Account shall be registered in the name of, payable to the order of, or specially indorsed to any person other than you, unless indorsed in blank;
            (vi) Pledgor is the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) of the Collateral Account, subject to your "control" (within the meaning of Section 8-106 of the UCC); and
            (vii) you do not have, except as securities intermediary in respect of the Collateral Account or under this Pledge, any "adverse claim" (as defined in Section 8-102(a)(1) of the UCC)

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            or "notice of adverse claim" (within the meaning of Section 8-105 of the UCC) in respect of the Collateral Account or in respect of any "financial asset" (as defined in Section 8-102(a)(9) of the UCC) credited thereto. We agree with the foregoing (i), (iii), (iv) and
            (v). To the extent any conflict arises between this Pledge and other agreements governing the Collateral Account, this Pledge will control. You and we agree that your "jurisdiction" as "securities intermediary" for purposes of Section 8-110(e) of the UCC is the State of Florida.

V.    CERTAIN RIGHTS

      1. We agree that you may do the following in order to receive the full benefit of this Pledge: (a) apply our endorsement to documents that are held or received as payment or on account of the Property; and
            (b) register the Property and file any statements giving notice of the interest which we have given you in the Property.

      2. If any of the Property consists of a deposit account or securities account established with a depository, custodian or securities intermediary (such depository, custodian or securities intermediary being a "Securities Intermediary") other than you or securities placed with such a Securities Intermediary, we irrevocably authorize and instruct the Securities Intermediary to follow only your (or, if you elect, our and your joint) instructions under this Pledge with respect to the account or securities without further consent from us. Moreover, we irrevocably authorize each and any such Securities Intermediary to enter into an agreement with you agreeing to follow only your (or, if you elect, our and your joint) instructions under this Pledge with respect to the account or securities without further consent from us.

VI.   YOUR REMEDIES

      1. If any amount payable by the Borrower under the Secured Note or by us under this Pledge has become due and payable and remains unpaid beyond any applicable grace period; or if the Borrower has or we have become subject of a bankruptcy or insolvency proceeding in any jurisdiction; or if any representation or warranty made by us in this Pledge proves to be false in any material respect when made, or if we fail to perform any of our obligations under this Pledge, and such representation or warranty being false or such failure to perform materially adversely affects the value of the Property or your ability to enforce this Pledge (each of the foregoing being an "event of default"); then, subject to the limitation of recourse set forth in Section III.3, but in no other circumstances, you may do any of the following: (a) apply to payment of then due and outstanding Secured Obligations any funds in any account constituting part of the Property or any other Property; (b) sell, lease, or otherwise dispose of the Property at public or private sale to the extent permitted by law; (c) retain the Property to the extent permitted by law and send us any required notice of retention; (d) request payment from any person or entity holding an interest in the Property to the extent permitted by law; and (e) take any other action available to secured creditors in your situation that is permitted by law; provided, however, that you hereby irrevocably agree that if any Secured Obligation shall become due and payable and shall remain unpaid beyond any applicable grace period contained herein or in the Secured Note, you will first apply to payment of such due and unpaid Secured Obligation any funds in the Collateral Account or any other Property and, if Secured Obligations remain due and unpaid after such application you may use commercially reasonable efforts for 30 days to pursue and effect the remedies listed above in clauses (b) through (e), and only if Secured Obligations remain due and unpaid after your using commercially reasonable efforts for 30 days to pursue and effect the remedies listed above in clauses (b) through (e) will you seek any remedy against Borrower. In the event and to the extent that you hereunder apply, dispose or retain any of the Property (including any funds in the Collateral Account), you shall credit such application, disposition or retention of Property to any amounts due under the Secured Note.

      2. To the fullest extent permitted by law, we hereby waive notice of any sale or other disposition of the Property in accordance Section
            VI.1. Where there is a requirement under the law that you give us reasonable notice of any sale or other disposition of the Property and that requirement cannot be waived, our receipt of such notice at least ten (10) days before the sale or other disposition will be considered reasonable notice, and we will be deemed to have received such notice on the date it is delivered at our last address known to you or ten (10) days after it is placed in the mail to that address, whichever is earlier.

      3. If you incur expenses in an effort to enforce your rights or collect payment for obligations under this Pledge, we agree to pay all such expenses, including reasonable attorneys' fees and expenses (whether or not incurred in connection with any litigation).

VII.  GENERAL AGREEMENTS

      1. We agree that you are not obligated to give us notice of any of the following: (a) your acquisition or release of an interest in other property held as security for those obligations; (b) the agreement or release from agreement of any person (other than the Borrower) accepting liability for these obligations; or (c) your sale or disposition of the Property, unless such notice is required by law and cannot be waived. You agree that no term or condition

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            of the Secured Note will be modified, waived or amended, and no extension, renewal or increase thereof will become effective, without our prior written approval and that of the Borrower.

      2. We also agree that the pledge, assignment and security interest created by this Pledge and your rights under it shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any agreement creating or evidencing the obligations secured hereby; (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any such obligations; or (c) any exchange, release, or non-perfection of any other collateral for any of such obligations or any release, amendment or waiver of any guaranty for such obligations.

      3. You may exercise all or any of your rights for as long as this Pledge is in effect. Delay or failure to exercise your rights under this Pledge does not mean that you waive them. This Pledge shall remain in full force and effect unless and until the earlier of (i) its release in writing by you or (ii) the date on which the Required Collateral Amount equals zero. This Pledge and the security interests created hereby shall continue to be effective, or shall be reinstated, as the case maybe, if at any time any payment, or any part thereof, of any other obligation secured hereby is rescinded, or otherwise required to be returned by you, for any reason, including the insolvency, bankruptcy or reorganization of the Borrower or us.

      4. We agree to take, at our expense, any action requested by you from time to time that may be needed to perfect, protect or enforce your rights and interests created by this Pledge including but not limited to filing one or more UCC-1 financing statements. Further, we appoint you our attorney-in-fact with full authority to take any action on our behalf, at our expense, that you consider necessary or appropriate to carry out the purposes of this Pledge. A photocopy of this Pledge shall suffice as a financing statement.

      5. We shall not exercise any right of subrogation, reimbursement, indemnity or contribution that we may have against the Borrower or any guarantor of, or owner of collateral for, any of the obligations secured hereby until all such obligations have been paid in full; provided, however, that we may at any time and from time to time, but shall not be required to, exercise any right we may have, whether under contract or by operation of law, to set off any amounts and/or the value of any Property applied, retained or disposed by you hereunder (or any payments voluntarily made by us, whether as reimbursement or on the Borrower's behalf, in respect of amounts owed by the Borrower under the Secured Note) against accounts payable outstanding as of the date hereof (or interest or reimbursement claims related thereto) owed by us to the Borrower or any of its affiliates.

      6. We further agree that, without your consent and the consent of the Borrower, we shall not sell or otherwise transfer any of the Property or any interest therein to the extent that such sale or transfer would result in the aggregate value of the Property, immediately after giving effect to such transfer, becoming less than the Required Collateral Amount. We agree that we shall not create, issue or permit to exist, directly or indirectly, any lien, pledge, charge or encumbrance with respect to the Property or any interest therein, except for any security interest and pledge in favor of you or your affiliates.

      7. Any waiver or amendment of any provision of this Pledge must be in writing and executed by you and by us. You may assign this Pledge, or any of your rights and powers hereunder, and may assign and/or deliver to any such assignee, any of the Property. We agree not to assign this Pledge without your prior written consent. This Pledge shall be binding upon any of our heirs, successors, administrators, executors, personal representatives or assigns.

      8. This Pledge shall be governed by the laws of the State of Florida without regard to any conflict-of-laws rule or principle that would give effect to the laws of another jurisdiction. We agree that any action or proceeding arising under or relating to this Pledge that is brought by us shall be tried by the state courts of Florida or the United States District Courts sitting there. We irrevocably submit in any such action or proceeding brought by you, to the non-exclusive jurisdiction of each such court, irrevocably waive the defense of an inconvenient forum with respect to any such action or proceeding, and agree that service of process in any such action or proceeding may be made by mailing us a copy thereof (as well as by any other lawful method).

      9.    This Pledge may be signed in counterparts.

      10. WE AND YOU EACH WAIVE ANY RIGHT EITHER OF US MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS PLEDGE.

11. Borrower is an intended third-party beneficiary of this Pledge and shall be entitled to enforce the provisions hereof at law or equity.

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Executed by the undersigned on June 3, 2004.

TELCEL C.A.

By: /s/ Enrique Garcia
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Name: Enrique Garcia
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Title: President
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By: /s/ Miriam Herz
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Name: Miriam Herz
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Title: VP General Counsel
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Acknowledged and agreed by
AMERICAN EXPRESS BANK INTERNATIONAL

By: /s/ Antonio Miranda
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Name: Antonio Miranda
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Title: Director and Region Credit Officer
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